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                                                                     Exhibit 5.1


                                 March 30, 2001



Ansoft Corporation
Four Station Square, Suite 200
Pittsburgh, Pennsylvania  15219

Ladies & Gentlemen:

         We have acted as counsel to Ansoft Corporation, a Delaware Corporation (the "Company"), in connection with the registration of 2,000,000 shares of the Company's Common Stock, par value $0.01 per share ( the "Securities"), for issuance and sale to participants in the Company's 1995 Stock Option Plan (the "Plan").

         In connection with the registration of the Securities, we have examined the Amended and Restated Certificate of Incorporation of the Company, as amended, the Amended and Restated Bylaws of the Company, the relevant corporate proceedings of the Company, the Registration Statement on Form S-8 covering the Securities (hereinafter, the "Registration Statement"), and such other documents, records, certificates of public officials, statutes and decisions as we considered necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing, we are of the opinion that when the Registration Statement shall have been declared effective by order of the United States Securities and Exchange Commission, and when participants have executed their options and delivered the purchase price for the Securities acquired by them upon such exercise, and when certificates representing the Securities have been duly executed, issued and delivered, the Securities will have been validly issued, fully-paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,


                                          /s/ Ronald W. Schuler
                                          --------------------------------
                                          BUCHANAN INGERSOLL
                                          PROFESSIONAL CORPORATION